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                                                                 Exhibit 25

                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549
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                               FORM  T - 1


               STATEMENT OF ELIGIBILITY AND QUALIFICATION
                  UNDER THE TRUST INDENTURE ACT OF 1939
              OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


            Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2) _____

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                          SYNOVUS TRUST COMPANY
           (Exact Name of Trustee as Specified in its Charter)

                 Georgia                             58-2146977
    (Jurisdiction of Incorporation or              (I.R.S. Employer
Organization if not a National Bank)             Indentification No.)
    P.O. Box 120,  Columbus, Georgia                31902-0120
 (Address of Principal Executive Office)            (Zip Code)

                           Ms. Alice H. Stagg
                    Vice President and Trust Officer
                          Synovus Trust Company
                           Post Office Box 120
                      Columbus, Georgia  31902-0120
                             (706) 649-2245
         (Name, Address and Telephone No. of Agent for Service)

                   ----------------------------------

                   1st FRANKLIN FINANCIAL CORPORATION
           (Exact Name of Obligor as Specified in its Charter)

                 Georgia                              58-0521233
      (State or other Jurisdiction                 (I.R.S. Employer
  of Incorporation or Organization)                Identification No.)

         213 East Tugalo Street
             Toccoa, Georgia                             30577
(Address of Principal Executive Offices)              (Zip Code)

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                  Variable Rate Subordinated Debentures
                  Due Four Years From Date of Issuance

                  (Title of the Indenture Securities)
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Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                   Georgia Department of Banking and Finance
                   2990 Brandywine Road
                   Suite 200
                   Atlanta, Georgia  30041

                   Federal Deposit Insurance Corporation
                   Marquis Tower One
                   Suite 1700
                   Atlanta, Georgia  30303

         (b)   Whether it is authorized to exercise corporate trust powers.

                   The Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with the Obligor.

               If the obligor is an affiliate of the trustee, describe such affiliation.

                   None

Item 3.  Voting Securities of the Trustee.  *

Item 4.  Trusteeships under Other Indentures.  *

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters. *

Item 6.  Voting Securities of the Trustee Owned by the Obligor or its
         Officials.  *

Item 7. Voting Securities of the Trustee Owned by Underwriters or their Officials. *

Item 8.  Securities of the Obligor Owned or Held by the Trustee.  *

Item 9.  Securities of Underwriters Owned or Held by the Trustee.  *

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor. *

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or more of the Voting Securities of the Obligor. *


_______________

*  Not Applicable pursuant to General Instruction B.

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Item 12. Indebtedness of the Obligor to the Trustee.  *

Item 13. Defaults by the Obligor.

         There has been no default with respect to the securities under the Indenture, or any other indenture or series under which (i) the Trustee is a trustee, and (ii) any other securities, or certificates of interest or participation in any other securities, of 1st Franklin Financial Corporation are outstanding.

Item 14. Affiliations with the Underwriters.  *

Item 15. Foreign Trustee.  *

Item 16. List of Exhibits.

      (1) A copy of the Charter and/or Articles of Incorporation of the Columbus Bank and Trust Company. (Incorporated herein by reference to Exhibit 25.1 of the registrant's Form SE dated June 8, 1993, filed pursuant to continuing hardship exemption.)

      (1-1) A copy of the Charter and/or Articles of Incorporation of the Trustee.

      (2)      Not applicable.

      (3)      Not applicable.

      (4) Copy of the Bylaws of the Columbus Bank and Trust Company, as now in effect. (Incorporated herein by reference to Exhibit 25.4 of the Registrant's Form SE dated June 8, 1993, filed pursuant to continuing hardship exemption.)

      (4-1)    Copy of the Bylaws of the Synovus Trust Company.

      (5)      Not Applicable.

      (6) The consent of the Trustee required by Section 321(b) of the Act, filed as Exhibit 25.6.

      (7) Copy of the latest Report of Condition of Columbus Bank and Trust Company published pursuant to law or the requirements of its supervising or examining authority, filed as
               Exhibit 25.7.











___________________

*  Not Applicable pursuant to General Instruction B.

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                                SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Synovus Trust Company, a corporation organized and existing under the laws of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus, and the State of Georgia, on the 15th day of February, 1996.



                                                 SYNOVUS TRUST COMPANY

                                      By:            Alice H. Stagg
                                           --------------------------------
                                   Title:  Vice President and Trust Officer
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